UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2026

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TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	001-42591	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit 1109, Lippo Sun Plaza, 28 Canton Road,

Tsim Sha Tsui, Kowloon, Hong Kong 999077

(Address of Principal Executive Office) (Zip Code)

852-266-21800

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CIIT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On October 12, 2026, two subsidiaries of Tianci International, Inc., RQS United Group Limited (“RQS”) and Roshing International Co., Limited (“Roshing” and, collectively with RQS, the “Tianci Parties”), entered into an Enterprise AI Intelligent Integration Platform Service Agreement (the “Agreement”) with Linknex Limited, a limited company organized in Hong Kong. The Tianci Parties engaged Linknex to develop an enterprise AI intelligent integration platform with functions related to each of the businesses in which the Tianci Parties are engaged and tools required to integrate those businesses.

The parties intend to supplement the Agreement with a Statement of Work specifying the specific scope, specifications, milestones and acceptance criteria applicable to the Agreement. Linknex will then deliver the system in modular mode and will provide the personnel of the Tianci Parties with necessary training.

The consideration to be paid by the Tianci Parties for Linknex’s services will consist of (a) cash in the amount of $146,700 and (b) 180,000 shares of the common stock of Tianci International, Inc., to be issued within twenty business days after the shares are listed on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: October 15, 2026	By:	/s/ Shufang Gao Shufang Gao, CEO

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